===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      AMERICAN GENERAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                    [LOGO OF AMERICAN GENERAL APPEARS HERE]


                    Notice of Annual Meeting of Shareholders
                              and Proxy Statement

                          Meeting Date: April 27, 2000


                          American General Corporation
                               2929 Allen Parkway
                           Houston, Texas 77019-2155

                                                              Robert M. Devlin
[LOGO OF AMERICAN GENERAL APPEARS HERE]                       Chairman and CEO

         March 21, 2000

         Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of American General Corporation scheduled for Thursday, April 27, 2000, at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 9:00 a.m. CDT.

         Please review the enclosed Notice of Meeting and Proxy Statement, which describe the matters to be acted upon at the meeting. To ensure that your shares are represented at the meeting, we strongly encourage you to sign, date and mail the proxy card in the enclosed envelope. The proxy card should be completed and mailed even if you plan to attend the meeting.

         On behalf of the Board of Directors, thank you for your continued support. We look forward to your participation.

         Sincerely,

         /S/ Robert M. Devlin
         Robert M. Devlin

                          American General Corporation
                 2929 Allen Parkway . Houston, Texas 77019-2155

                          American General Corporation

                    Notice of Annual Meeting of Shareholders

                         Date:  Thursday, April 27, 2000
                         Time:  9:00 a.m. CDT
                         Place: The St. Regis Hotel
                                1919 Briar Oaks Lane
                                Houston, Texas

    Matters to be voted on:

    . Election of eleven directors for one-year terms

    . Ratification of the appointment of Ernst & Young LLP as independent auditors for 2000

    . Any other business that may properly come before the meeting

    You have the right to receive this notice and vote at the Annual Meeting if you were a shareholder of record at the close of business on March 8, 2000. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

                                    For the board of directors,

                                    /s/ Mark S. Berg
                                    Mark S. Berg
                                    Executive Vice President, General Counsel
                                    and Corporate Secretary


  March 21, 2000

                              2000 Proxy Statement

                               Table of Contents

General Information.........................................................   1
Solicitation of Proxies.....................................................   1
Voting......................................................................   2
Election of Directors (Item 1)..............................................   2
 Information About the Nominees.............................................   3
 The Board of Directors.....................................................   6
Security Ownership..........................................................   8
Executive Compensation .....................................................  10
 Personnel Committee Report.................................................  10
 Comparison of Five-Year Cumulative Total Shareholder Return................  14
 Executive Compensation Tables..............................................  15
 Change in Control Arrangements and Employment Agreements...................  19
Certain Relationships and Transactions......................................  21
Section 16(a) Beneficial Ownership Reporting Compliance.....................  21
Independent Auditors (Item 2)...............................................  21
Other Business..............................................................  22
Appendix A.................................................................. A-1


Copies of this proxy statement, American General's Annual Report to Shareholders, and its Annual Report on Form 10-K are available to shareholders at no charge upon request directed to:

                          American General Corporation
                              Corporate Relations
                                 P.O. Box 3247
                             Houston, TX 77253-3247
                           Telephone: (800) AGC-1111
                       Internet: www.americangeneral.com
                           Facsimile: (713) 523-8531

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                                AMERICAN GENERAL

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                              GENERAL INFORMATION
Proxy Statement

  The board of directors of American General is soliciting proxies to obtain support for the proposals to be voted on at the annual meeting of American General shareholders scheduled for April 27, 2000. The matters to be voted upon are the following: election of eleven directors for one-year terms; ratification of the appointment of Ernst & Young LLP as independent auditors for 2000; and any other business that may properly come before the meeting.

  Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment of the Annual Meet-ing. We are first mailing this Proxy Statement and related proxy card to our shareholders on or about March 21, 2000.

  We encourage you to vote your shares, either by voting in person at the An-nual Meeting or by granting a proxy. To assist you in deciding how to vote, this Proxy Statement includes information about American General, its offi-cers, nominees for director, and related matters. In addition, a graph showing American General's performance over a five-year period is included on page 14.

                            SOLICITATION OF PROXIES

The Proxy Card

 If you execute the attached proxy card, the individuals designated on the card (J. Evans Attwell, W. Lipscomb Davis Jr., and Robert M. Devlin) will vote your shares according to your instructions. With respect to Item 1 (the elec-tion of directors), you may vote in favor of the director nominees or, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more particular nominees. With re-spect to Item 2 (the ratification of Ernst & Young LLP as independent auditors for 2000), you may vote in favor of, against, or abstain from voting on the proposal.

 If a proxy card is signed without choices specified, those shares will be voted for the election of the director nominees and in favor of Item 2. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and vot-ing your shares in person.

Costs of Soliciting Proxies

 American General will pay the cost of soliciting proxies. Proxies are being solicited by mail and may be solicited by telephone, telegram, facsimile, or in person by employees of the company, who will not receive additional compen-sation for any such solicitation. Georgeson Shareholder Communications Inc. has been retained to assist in the solicitation of proxies at a fee of $10,000 plus expenses. The company will reimburse brokerage houses and other custodi-ans, nominees, and fiduciaries for their reasonable expenses in sending proxy material to the beneficial owners of voting securities.

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                             2000 PROXY STATEMENT                             1

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                                    VOTING


Shareholders Entitled to Vote

 Holders of record of Common Stock at the close of business on March 8, 2000, will be entitled to vote at the Annual Meeting. As of such date, approximately 249 million shares of Common Stock were issued and outstanding. Each share-holder is entitled to one vote for each share of Common Stock held by such shareholder.

 American General called all of the outstanding shares of 7% Convertible Pre-ferred Stock for redemption on March 1, 2000. As a result, the preferred shares have been retired and cancelled as of that date.

Voting of Thrift Plan Holdings

 Common Stock held through the American General Employees' Thrift and Incen-tive Plan, the American General Agents' and Managers' Thrift Plan, The Vari-able Annuity Life Insurance Company Agents' and Managers' Thrift Plan, and the related trust agreements is voted by State Street Bank & Trust Company, as Trustee, as directed by the participants in those plans. If a participant does not provide specific voting instructions, the Trustee must vote the shares in accordance with the instructions received from a majority of shares for which the Trustee did receive instructions and in accordance with its fiduciary du-ty.

Quorum and Votes Necessary to Adopt Proposals

 In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Absten-tions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for approval of any mat-ters that are presented at the meeting.

                             ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

 By resolution of the board of directors, the number of directors of American General has been fixed at eleven as of the date of the Annual Meeting. To be elected, each director must receive the affirmative vote of a majority of the shares represented at the meeting.

 All directors to be elected at the Annual Meeting were elected at the annual meeting of shareholders in 1999 for one-year terms. All nominees have been nominated for one-year terms ending at the annual meeting in 2001.

 Although the management of American General has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, no replacement(s) will be named, and the number of directors to be elected will be reduced accordingly.

 Information regarding each nominee, including principal occupation during the past five years and other directorships, is provided on the succeeding pages.

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2                              AMERICAN GENERAL

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                         INFORMATION ABOUT THE NOMINEES
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                    J. EVANS ATTWELL (Age 68)

                    Mr. Attwell has been a director of American General since [PHOTO OF J. EVANS 1963 and is currently of counsel to the firm of Vinson &
ATTWELL]            Elkins L.L.P. He has been with that firm since 1956. Mr.
                    Attwell is also a director of Ocean Energy, Inc. and Dain Rauscher Corporation.

--------------------------------------------------------------------------------

                    BRADY F. CARRUTH (Age 42)

                    Mr. Carruth has been a director of American General since [PHOTO OF BRADY F. 1990 and has been President and CEO of Gulf Coast Capital
CARRUTH] Corporation (commercial landscaping) since 1986. He is also a director of Consolidated Graphics, Inc.

--------------------------------------------------------------------------------

                    W. LIPSCOMB DAVIS JR. (Age 68)

[PHOTO OF W. LIPS-  Mr. Davis has been a director of American General since
COMB DAVIS JR.]     1977 and has been a partner of Hillsboro Enterprises (in-
                    vestments) since 1985. He is also a director of Genesco, Inc., Thomas Nelson, Inc., and SunTrust Bank, Nashville,
                    N.A.

--------------------------------------------------------------------------------

                    ROBERT M. DEVLIN (Age 59)

                    Mr. Devlin joined American General in 1977 and has been a director since 1993. He currently serves as Chairman, Pres-
[PHOTO OF ROBERT M. ident, and CEO of American General (Chairman since 1997,
DEVLIN]             President from 1995 to 1997 and since 1998, and CEO since
                    1996). Mr. Devlin served as Vice Chairman of American Gen-eral from 1993 to 1995 and President and CEO of American General Life Insurance Company from 1986 to 1993. He is also a director of Cooper Industries, Inc. and Phillips Pe-troleum Company.


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                              2000 PROXY STATEMENT                             3

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                   INFORMATION ABOUT THE NOMINEES (Continued)

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                    J. EDWARD EASLER II (Age 52)

                    Mr. Easler has been a director of American General since
[PHOTO OF J. EDWARD December 1998 and has been Vice President, Institutional
EASLER II]          Advancement, of Morehouse School of Medicine since 1998. He was Vice President, Institutional Advancement, of Lemoyne
                    Owen College from 1997 to 1998 and Chief Development
                    Officer/Director of Development of the Center to Prevent
                    Handgun Violence/Handgun Control from 1996 to 1997. Mr.
                    Easler was a consultant at The Easler Group from 1994 to 1996.


--------------------------------------------------------------------------------

                    LARRY D. HORNER (Age 65)

[PHOTO OF LARRY D.  Mr. Horner has been a director of American General since
HORNER]             1991 and has been Chairman of Pacific USA Holdings Corp.
                    (real estate and thrift operations) since 1994. He was Managing Director of Arnhold and S. Bleichroeder, Inc. from 1991 to 1994 and Chairman and CEO of KPMG Peat Marwick LLP from 1984 to 1990. He is also a director of Asia Pacific Electric Wire & Cable Corp. Limited, Atlantis Plastics, Inc., Laidlaw Global Securities Corp., Newmark Homes Corp., Phillips Petroleum Company, and UTStarcom, Inc.


--------------------------------------------------------------------------------

                    RICHARD J. V. JOHNSON (Age 69)

                    Mr. Johnson has been a director of American General since
[PHOTO OF RICHARD   1990 and has been with the Houston Chronicle (newspaper
J. V. JOHNSON]      publishing) since 1956. He currently serves as Chairman and
                    Publisher of the Houston Chronicle (Chairman since 1990 and
                    Publisher since 1987). He is also an advisory director of Chase Bank of Texas N.A.



--------------------------------------------------------------------------------

                    MICHAEL E. MURPHY (Age 63)

[PHOTO OF MICHAEL   Mr. Murphy has been a director of American General since
E. MURPHY]          1997. He had been Vice Chairman of Sara Lee Corporation
                    (packaged food and consumer products) for four years when he retired in 1997. He also served as Chief Administrative
                    Officer from 1979 to 1997, and Chief Financial Officer from
                    1979 to 1994, of Sara Lee Corporation. Mr. Murphy is also a director of Bassett Furniture Industries, Incorporated,
                    GATX Corporation, Payless ShoeSource, Inc., and True North
                    Communications Inc., and a trustee of Northern Funds.


--------------------------------------------------------------------------------

4                               AMERICAN GENERAL

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                   INFORMATION ABOUT THE NOMINEES (Continued)

--------------------------------------------------------------------------------
                    MICHAEL J. POULOS (Age 69)


                    Mr. Poulos served as a director of American General from
[PHOTO OF MICHAEL   1980 to 1993 and was re-elected as a director in 1998. He
J. POULOS]          had been Chairman, President, and CEO of Western National
                    Corporation (financial services) for five years, when he retired in 1998. He was with American General from 1970 to 1993, and served as Vice Chairman from 1991 to 1993. Mr.
                    Poulos is also an advisory director of Greystone Capital
                    Partners I, LP and a trustee of Century Shares Trust.


--------------------------------------------------------------------------------

                    ROBERT E. SMITTCAMP (Age 58)

                    Mr. Smittcamp has been a director of American General since
[PHOTO OF ROBERT E. 1990 and has been President and CEO of Lyons-Magnus Co.,
SMITTCAMP]          Inc. (food processing) since 1971. He has been co-owner of
                    Wawona Frozen Foods, Inc. since 1987 and Wawona Orchards since 1960. He is also a director of Lyons Transportation
                    Co.


--------------------------------------------------------------------------------

                    ANNE M. TATLOCK (Age 60)

                    Ms. Tatlock has been a director of American General since
[PHOTO OF ANNE M.   1995. She currently serves as CEO (since September 1999)
TATLOCK]            and President (since 1994) of Fiduciary Trust Company In-
                    ternational (investment management). She was Executive Vice
                    President of Fiduciary Trust Company International from
                    1990 to 1994. Ms. Tatlock is also a director of Fortune
                    Brands, Inc., Merck & Co., Inc., and Fiduciary Trust Com-pany International.

--------------------------------------------------------------------------------



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                              2000 PROXY STATEMENT                             5

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                             THE BOARD OF DIRECTORS

Composition of the Board of Directors and its Committees

 American General is governed by a board of directors and various committees of the board that meet throughout the year. The five standing committees of the board are listed in the following table.



                                Audit Committee

  Functions (See charter attached as Appendix A)  Members*

  . Recommend to the board the independent        W. Lipscomb Davis Jr.
    auditors to be engaged by American            (chair)
    General                                       J. Evans Attwell
  . Confer with the independent auditors          Brady F. Carruth
    regarding their review of audited             Michael E. Murphy
    financial statements
  . Review compliance with American
    General's corporate responsibility
    program
  . Review the scope of the audit to be
    performed and the accounting principles
    and policies of American General

                              Executive Committee

  Functions                                       Members

  . Exercise the authority of the board           Robert M. Devlin (chair)
    between regular meetings                      J. Evans Attwell
  . Perform the functions of a nominating         W. Lipscomb Davis Jr.
    committee to recommend candidates for         Larry D. Horner
    election to the board and committees of       Jon P. Newton
    the board                                     Michael J. Poulos


                               Finance Committee

  Functions                                       Members

  . Advise and consult with management            Anne M. Tatlock (chair)
    concerning the general financial              J. Evans Attwell
    affairs of American General, including        Larry D. Horner
    capital structure, financing                  Michael E. Murphy
    arrangements, investment strategy, and        Jon P. Newton
    similar matters of a financial nature         Michael J. Poulos


                        Management Development Committee

  Functions                                       Members

  . Advise and consult with the chief             Robert M. Devlin (chair)
    executive officer concerning the              Brady F. Carruth
    management structure of the                   W. Lipscomb Davis Jr.
    organization and the recruitment and          J. Edward Easler II
    development of executive management           Richard J.V. Johnson
                                                  Robert E. Smittcamp


                              Personnel Committee

  Functions                                       Members*

  . Review the contribution of key officers       Larry D. Horner (chair)
    and the compensation of these                 J. Edward Easler II
    individuals                                   Richard J.V. Johnson
  . Review American General's employee            Michael J. Poulos
    benefit programs and administer certain       Robert E. Smittcamp
    of these plans                                Anne M. Tatlock

  -------
  * Each of the members of the Committee is a "non-employee director" (i.e., not an officer or employee of American General or its sub-sidiaries)


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6                               AMERICAN GENERAL

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Attendance at Meetings

 During 1999, the board of directors held 7 meetings. In addition, the Executive Committee met one time; the Finance Committee met 4 times; the Audit Committee met 3 times; the Personnel Committee met 2 times; and the Management Development Committee met 2 times. The directors (as a group) attended at least 95% of the meetings of the board and board committees on which they served and no director attended less than 82% of such meetings.

Compensation of Directors

 Each non-employee member of the board of directors receives an annual re-tainer of $32,000 plus a fee of $1,500 for attendance at each meeting of the board or a board committee. Committee chairmen receive an additional $5,000 annual retainer. No fees or retainers are paid to any director who is an em-ployee of American General.

 Non-employee directors may elect to defer some or all of their cash compensa-tion under American General's deferred compensation plan. Deferred accounts are credited, at the director's election, with either phantom units of Common Stock or with interest at rates that mirror the Cash Fund under the American General Employees' Thrift and Incentive Plan. If the director elects to have the deferred compensation invested in phantom units of Common Stock, then the director will be credited with an additional award equal to 20% of the de-ferred compensation, which will generally vest in three years and be deemed to be invested in Common Stock. Vesting of this award will accelerate upon the retirement, death or disability of the director, or a change in control.

 The American General Retirement Plan for Directors was terminated effective March 1, 1997. Each of the seven non-employee directors serving on that date received phantom units of Common Stock with a value equal to the benefits such director would have received under the Plan through March 1, 1997. Upon termi-nation of board service, such directors will be entitled to receive cash in an amount equal to the then current value of such units.

 Non-employee directors are eligible for certain awards pursuant to American General's stock and incentive plans. In 1999, each of American General's non-employee directors received a grant of phantom units equivalent to 500 shares of Common Stock at the date of grant. In addition, each such director received non-qualified options to purchase 2,500 shares of Common Stock at an exercise price of $66.9375, which was the fair market value of Common Stock on the date of grant. These stock options expire on January 21, 2009. Future awards are subject to the discretion of the board.

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                             2000 PROXY STATEMENT                             7

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                              SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

 The following table shows as of March 1, 2000 (with the exception of certain company plan information, which is provided as of December 31, 1999), the num-ber of shares of Common Stock and phantom stock units beneficially owned (in-cluding shares and units held in thrift, retirement or deferred compensation plans) by each director and Named Executive Officer and by all directors and executive officers as a group. As of that date, none of the persons listed in the table owned more than 1% of American General's outstanding Common Stock. All directors and executive officers as a group beneficially owned approximately 1.5% of American General's outstanding Common Stock.

 The Named Executive Officers refer to those executive officers that are listed in the Summary Compensation Table on page 15. Those individuals are:
Robert M. Devlin, Frederick W. Geissinger, John A. Graf, Rodney O. Martin Jr., Jon P. Newton, and Richard W. Scott.


                                                        Number of Shares
               Name of Beneficial Owner           Beneficially Owned/1/,/2/,/3/
               ------------------------           -----------------------------
      Robert M. Devlin...........................           1,368,155/4/
      Frederick W. Geissinger....................             143,212
      John A. Graf...............................             185,348
      Rodney O. Martin Jr. ......................             182,970/4/
      Jon P. Newton..............................             521,175
      Richard W. Scott...........................             196,260/4/
      J. Evans Attwell...........................             165,940/4/
      Brady F. Carruth...........................              38,915/4/
      W. Lipscomb Davis Jr.......................              34,782/4/,/5/
      J. Edward Easler II........................               1,945
      Larry D. Horner............................              11,133/4/
      Richard J. V. Johnson......................              21,711
      Michael E. Murphy..........................               9,864/4/
      Michael J. Poulos..........................             596,098/4/
      Robert E. Smittcamp........................              78,383/4/
      Anne M. Tatlock............................               8,157
      All Director Nominees and Executive
       Officers as a Group.......................           3,827,371

-------
/1/Beneficial ownership signifies sole voting and investment power, unless otherwise noted. Each participant in the Thrift Plan has sole voting power with respect to shares held in the participant's plan account (subject to being exercised by the Thrift Plan's trustee in the event the participant does not exercise voting power). A holder of restricted stock granted under American General's stock and incentive plans has sole voting power but not investment power with respect to such shares. Those disclaiming beneficial ownership share voting and investment power with respect to the securities subject to disclaimer, unless otherwise noted. Securities subject to such disclaimers are included in the total number of 3,827,371 shares listed above.
/2/Includes shares of Common Stock issuable upon the exercise of options exer-
  cisable within a period of 60 days from March 1, 2000.
/3/Includes all phantom stock units held by the directors and executive offi-
  cers under company plans.
/4/Includes shares owned by family members as follows: Mr. Attwell--7,200 shares; Mr. Carruth--9,732 shares; Mr. Davis--5,008 shares; Mr. Horner-- 1,000 shares; Mr. Martin--1,154 shares; Mr. Murphy--4,000 shares; Mr. Poul-os--5,817 shares; Mr. Scott--1,362 shares; and Mr. Smittcamp--300 shares. The shares reported in the table for Mr. Davis also include 4,090 shares held in trust for family members. Messrs. Attwell, Carruth and Davis dis-claim beneficial ownership of such shares; Mr. Carruth has sole voting and investment power with respect to 6,187 of the shares held by family members. Also includes shares held by a family foundation as follows: Mr. Devlin-- 3,778 shares and Mr. Poulos--3,000 shares.
/5/Includes 4,162 shares held by a limited partnership of which he is the gen-eral partner.

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8                              AMERICAN GENERAL

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Security Ownership of Certain Beneficial Owners

 The following table sets forth as of March 1, 2000, the number of shares of Common Stock owned by each person who is known by American General to own ben-eficially more than 5% of American General's outstanding Common Stock.



      Name and Address                     Shares Beneficially Percent of
    of Beneficial Owner     Title of Class        Owned          Class
 ------------------------------------------------------------------------
  Putnam Investments, Inc.   Common Stock      15,273,947/1/      6.1%
    One Post Office Square
    Boston, MA 02109
  Capital Research and       Common Stock      12,719,700/2/      5.1%
   Management Company
    333 South Hope Street
    Los Angeles, CA 90071

 -------
 /1/Based on a Schedule 13G filed on February 17, 2000, Putnam Investments,
    Inc. reports shared voting power with respect to 1,585,069 of such shares, and shared investment power with respect to all of such shares, as a result of subsidiaries acting as investment advisors to various clients.
 /2/Based on a Schedule 13G filed on February 11, 2000, Capital Research and Management Company reports sole dispositive power (without sole or shared voting power) with respect to all of such shares as a result of acting as investment advisor to various investment companies.


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                             2000 PROXY STATEMENT                             9

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                            EXECUTIVE COMPENSATION

PERSONNEL COMMITTEE REPORT

 The Personnel Committee of the Board of Directors (the "Personnel Committee") of American General has issued the following report for the fiscal year ended December 31, 1999.

Responsibilities of the Personnel Committee

 The Personnel Committee is responsible for developing and administering the compensation policies and practices for American General and recommending to the board the compensation for the Chief Executive Officer, the Vice Chairmen and Group Executives, and the other individuals included in the top 25 most highly compensated executives. It also approves or ratifies the compensation for the second 25 most highly compensated executives. The members of the Per-sonnel Committee are independent, non-employee directors who receive no com-pensation from American General other than as outlined on page 7.

Compensation Philosophy and Guiding Principles

 The company's executive compensation policies and practices, as implemented by the Personnel Committee, are designed to provide a competitive compensation program that effectively aligns executive compensation with the company's mis-sion, business strategy, and values. The Personnel Committee believes that im-plementing these policies and practices will allow the company to attract, mo-tivate, retain, and reward key executives who have the skills, experience and talents required to promote the short- and long-term performance and growth of the company.

 The executive compensation program is based on the following pay-for-perfor-mance guiding principles established by the Personnel Committee:

  .  attract, retain, reward, and motivate highly talented employees;

  . provide incentives for achieving specific corporate earnings and return goals, as well as market-related goals necessary to build shareholder value over time; and

  . align the interests of executives with the interests of the company's shareholders by basing a significant portion of compensation upon the company's performance.

 To achieve these objectives, American General's compensation philosophy and programs:

  . reward executives based on the achievement of financial and other performance measures;

  . place a significant portion of total compensation "at-risk" through incentive awards that are directly linked to company performance and shareholder returns; and

  .  encourage significant employee ownership of the company's common stock.

 The Personnel Committee considers each of these principles as it administers and implements the program.

Compensation Methodology

 The financial services industry continues to consolidate and converge as in-surance companies, banks, money managers, and brokers not only compete in the sale of consumer products and services, but also look to form strategic, val-ue-enhancing alliances. In this changing and highly competitive marketplace, American General is committed to attracting and retaining executives with the strategic vision and tactical abilities to

-------------------------------------------------------------------------------

10                             AMERICAN GENERAL

-------------------------------------------------------------------------------

conceive and successfully implement plans that drive American General's cur-rent and future financial success. To this end, the company strives to provide competitive compensation that motivates executives to achieve superior perfor-mance consistent with the company's strategic vision and goals.

 Each year the Personnel Committee reviews American General's executive com-pensation program to ensure that it continues to serve the overall objectives of the company. This review includes a comprehensive report from an indepen-dent consulting firm, which assesses the effectiveness of American General's compensation program. As part of this analysis, the Personnel Committee re-views American General's performance and compares it to the performance of 21 peer companies. The peer companies selected for the analysis are subject to change as the company and its competitors change their focus or as new compet-itors emerge in the industry. The annual compensation review permits an ongo-ing evaluation of the link between American General's performance and its ex-ecutive compensation practices within the context of the compensation programs of peer companies.

 To establish a competitive range of base salary, annual and long-term incen-tive compensation, the Personnel Committee reviewed competitive market data of peer companies, historical company practices and the recommendations of out-side compensation specialists. The resulting decisions regarding compensation levels were based on competitive market practices, the executive's level of responsibility and strategic decision-making requirements as well as organiza-tional and individual performance measured against stated objectives. The Per-sonnel Committee believes that the long-term focus on organizational perfor-mance brought about by the compensation principles keeps management focused on strategies that position the company for sustained growth in earnings and re-turn on equity. The Personnel Committee took particular note of American Gen-eral's outstanding operating performance measured against its peers in 1999, including its 13% increase in operating earnings per share and 16% operating return on equity.

Compensation Components

 American General's compensation programs reflect its commitment to fostering a "pay for performance" culture by aligning the interests of employees with those of the shareholders. As a result, the company has emphasized long-term, incentive-based variable compensation. The basic elements of American Gener-al's executive compensation package are base salary, cash bonuses, and long-term incentives. The Personnel Committee's policies with respect to each of these elements are discussed below:

  Base Salary

   It is the company's compensation policy to set base salaries at competitive market rates to ensure that the company attracts and retains the superior executive talent necessary for successful operation of the company's business. Individual base compensation decisions take into consideration the factors described above.

  Cash Bonuses

   The company's executives, as well as certain other employees, are eligible to receive cash bonuses, awarded consistent with the factors described above. Bonuses paid in January 2000 to the 15 highest salaried employees were also subject to certain other performance hurdles relating to operating earnings and dividends established under the Performance-Based Plan for Executive Officers approved by the shareholders in 1999.

-------------------------------------------------------------------------------

                             2000 PROXY STATEMENT                            11

-------------------------------------------------------------------------------

  Long-Term Incentives

   Long-term incentive awards have been designed to increase executive ownership in the company and thereby more closely align the interests of executives and shareholders. To achieve this goal, the company is targeting to increase employee ownership from approximately 3% to 6%. The company firmly believes that through share ownership, employees will make business decisions that create greater value for all shareholders.

   Stock Options. Stock options are granted with an exercise price equal to the fair market value of Common Stock on the date of grant. Options granted in 1999 become exercisable in three, equal annual installments beginning on the first anniversary of the grant. American General has never cancelled existing options and repriced them with new options at lower prices.

   Reload Options. Reload options are granted in support of American General's overall objective to increase employee stock ownership. Certain executives, including the Named Executive Officers, are eligible to receive reload options. A reload feature enables an executive to exercise an option with already owned shares of Common Stock prior to the end of the option term and receive reload options for the shares of Common Stock tendered. The reload option is exercisable for the remaining term of the original option, at a price equal to the fair market value of Common Stock on the date the original option is exercised.

   Performance-Based Restricted Stock. Performance-based restricted stock awards are shares of restricted stock that are earned over a three-year performance period. These awards are contingent upon the company's achieving certain performance goals that are established in advance by the Personnel Committee. The performance goals established by the Personnel Committee have been based on operating earnings per share growth and could result in vesting from zero up to 200%. Performance-based restricted stock awards granted to each of the Named Executive Officers are reported in the "Long-Term Incentive Plan Awards Granted in 1999" table on page 17.

   Restricted Stock. The Personnel Committee is also authorized to make awards of restricted stock, which vest at the end of a five-year performance period. Such awards are subject to forfeiture if certain performance criteria are not met. The restricted stock awards given to the Named Executive Officers in 1999 are reported in the "Summary Compensation Table" on page 15.

  Stock Ownership Guidelines

   In support of the company's desire to increase employee ownership and foster a "pay for performance" culture, employees eligible for variable compensation are encouraged to acquire and retain shares of Common Stock (within five years of becoming eligible for variable compensation) that equal or exceed a multiple of their base salary as follows:

                                                             Stock Ownership
                                                               Guidelines
                                                         (as a % of Base Salary)
                                                         -----------------------
   Chairman.............................................             8x
   Vice Chairmen........................................             7x
   Other Members of the Management Committee............             6x
   Salary greater than or equal to $300,000.............             5x
   Salary between $250,000 and $299,999.................             4x
   Salary between $200,000 and $249,999.................             3x
   Salary between $150,000 and $199,999.................          1.50x
   Salary between $100,000 and $149,999.................           .75x
   Salary between $65,000 and $99,999...................           .50x

   These guidelines are subject to change from time to time upon review by the Board of Directors.


-------------------------------------------------------------------------------

12                             AMERICAN GENERAL

-------------------------------------------------------------------------------


Chief Executive Officer Compensation

 The Chief Executive Officer's compensation for 1999 was determined pursuant to the same philosophy and objectives described earlier in this report and in-cludes the same elements and performance measures as the company's other Named Executive Officers. The Personnel Committee also reviewed Mr. Devlin's benefi-cial ownership in American General stock in relation to CEO beneficial owner-ship levels at peer group companies. In awarding Mr. Devlin's compensation, the Personnel Committee took note of Mr. Devlin's substantial and unique con-tributions to the company's performance as measured against the company's goals and its peer group's performance, such as the company's total return to shareholders, earnings per share, market capitalization, return on equity, and operating earnings. The Personnel Committee also took into account the impact of Mr. Devlin's leadership in establishing the "pay for performance" culture at American General and weaving the core values adopted in 1998 into the fab-ric of the company.

Compliance with Section 162(m)

 Section 162(m) of the Internal Revenue Code generally disallows a tax deduc-tion to public companies for annual compensation over $1 million paid to their chief executive officer and certain other highly compensated executive offi-cers. The code generally excludes from the calculation of the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the policy of the Personnel Com-mittee to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. The Personnel Commit-tee also considers it important to be able to utilize the full range of incen-tive compensation, even though some compensation may not be fully deductible.

                             By the Personnel Committee:

                             Larry D. Horner (Chair)
                             J. Edward Easler II
                             Richard J.V. Johnson
                             Michael J. Poulos
                             Robert E. Smittcamp
                             Anne M. Tatlock

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                             2000 PROXY STATEMENT                            13

-------------------------------------------------------------------------------

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

  The performance graph below shows American General's total return on Common Stock compared to the S&P Insurance (Life/Health) Index and the S&P 500 Com-posite Stock Price Index over the five-year period beginning December 31, 1994. The results are based on an assumed $100 invested on December 31, 1994, and reinvestment of dividends.



                             [GRAPH APPEARS HERE]

                                                                   5-Year Annualized
    Year-End        1994    1995    1996    1997    1998    1999     Total Return

 American General  $100.00 $128.05 $155.38 $211.64 $312.49 $310.75       25.45%
------------------------------------------------------------------------------------
 S&P Insurance
 (Life/Health)      100.00  143.35  174.61  218.35  230.51  198.22       14.66
------------------------------------------------------------------------------------
 S&P 500            100.00  137.43  169.14  225.57  290.04  351.08       28.55


 Source: Ibbotson Associates

  There can be no assurance that the company's stock performance will continue into the future with the same or similar trends depicted in the performance graph. American General does not make or endorse any predictions as to future performance of its stock. The performance graph above shall not be deemed in-corporated by reference into any other public filing, unless the company spe-cifically incorporates such graph by reference.

-------------------------------------------------------------------------------

14                             AMERICAN GENERAL

-------------------------------------------------------------------------------

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

 The following table includes information concerning the annual compensation to the Named Executive Officers for services in all capacities to American General and its subsidiaries for the fiscal years ended December 31, 1999, 1998, and 1997.


                          SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation/1/
                                                                   ------------------------------------
                                      Annual Compensation                Awards               Payouts
 ------------------------------------------------------------------------------------------------------
                                                                                              Long-Term
                                                     Other Annual  Restricted   Securities    Incentive      All Other
                                                       Compen-        Stock     Underlying       Plan         Compen-
   Name and Position      Year Salary($) Bonus($)/2/ sation($)/3/ Awards ($)/4/ Options (#) Payouts ($)/5/ sation ($)/6/
   -----------------      ---- --------- ----------- ------------ ------------- ----------- -------------- -------------
   Robert M. Devlin       1999  935,000   4,000,000     44,789     10,190,626    1,350,000         -0-        380,077
   Chairman,              1998  951,346   2,250,000     19,455      3,000,000      225,000         -0-        391,069
   President and CEO      1997  816,154   1,750,000     17,602      2,181,250      150,000         -0-         40,645
                          -------------------------------------------------------------------------------------------
   Frederick W.
    Geissinger            1999  395,193     600,000        643        169,844       50,000     102,094         64,420
   Vice Chairman and      1998  344,712     350,000        599        450,000       25,000         -0-        107,592
   Group Executive--      1997  322,788     250,000        -0-            -0-       20,000         -0-         52,397
   Consumer Finance
                          -------------------------------------------------------------------------------------------
   John A. Graf/7/        1999  396,154     700,000      8,770        679,375       50,000         -0-         58,588
   Vice Chairman and      1998  356,731     350,000      1,021        900,000       25,000         -0-         43,911
   Group Executive--      1997       --          --         --             --           --          --             --
   Retirement Services
                          -------------------------------------------------------------------------------------------
   Rodney O. Martin Jr.   1999  500,000     825,000     18,487        679,375      100,000      88,481         74,389
   Vice Chairman and      1998  413,846     500,000      4,314      1,730,000       30,000         -0-         62,008
   Group Executive--      1997  308,077     325,000        -0-        218,125       20,000         -0-        168,048
   Life Insurance
                          -------------------------------------------------------------------------------------------
   Jon P. Newton          1999  621,154     600,000      7,425      3,396,876      600,000     129,319        186,382
   Vice Chairman and      1998  579,808   1,100,000      5,893      1,500,000      100,000         -0-        187,046
   Group Executive--      1997  483,077     650,000        -0-        436,250       60,000     174,750         25,754
   Corporate Operations
                          -------------------------------------------------------------------------------------------
   Richard W. Scott/7/    1999  398,077     600,000        276        679,375       50,000         -0-         86,974
   Vice Chairman and      1998  366,346     350,000      8,563        900,000       25,000         -0-         82,908
   Group Executive--      1997       --          --         --             --           --          --             --
   Investment Management
                          -------------------------------------------------------------------------------------------

  /1/Plan Awards. All long-term compensation awards were granted under the stock and incentive plans of American General.
  /2/Bonus Payment. The bonus amounts for performance for each year are de-
     termined and paid in the subsequent year.
  /3/Other Annual Compensation. Amounts represent reimbursement for certain income taxes.
  /4/Restricted Stock Awards. These amounts represent the value of the re-stricted stock on the date of grant. The restricted stock awards are subject to forfeiture restrictions for a five-year period. At December 31, 1999, the aggregate restricted stock holdings for the Named Execu-tive Officers (excluding the awards reported in the Long-Term Incen-tive Plan Awards Granted in 1999 table on page 17) were as follows:
     Mr. Devlin-250,000 shares valued at $18,968,750; Mr. Geissinger-20,000 shares valued at $1,517,500; Mr. Graf-25,000 shares valued at $1,896,875; Mr. Martin-47,500 shares valued at $3,604,063; Mr. Newton-
     85,000 shares valued at $6,449,375; and Mr. Scott-25,000 shares valued at $1,896,875. Dividends are paid to holders with respect to re-stricted stock at the same rate as is paid on all other shares of Com-mon Stock. In the event of a Change in Control, the forfeiture re-strictions with respect to all outstanding restricted stock awards im-mediately lapse. See "Change in Control Arrangements and Employment Agreements" below for the definition of "Change in Control."
  /5/Long-Term Incentive Plan Payouts. These amounts represent the value of performance awards on the date of vesting, following the three-year performance period, regardless of whether the vested award was paid in cash, stock, or a combination thereof.
  /6/All Other Compensation. For each Named Executive Officer, the 1999 amount includes American General's contributions to the Thrift Plan and Supplemental Thrift Plan, premiums paid by the company for a group carve out individual life insurance policy, and the value of split dollar life insurance. The Thrift Plan contributions for 1999 were $7,200 for each of the Named Executive Officers. The Supplemental Thrift Plan contributions and the premiums paid for group carve out life insurance for 1999 were as follows: Mr. Devlin-$34,875 and $14,601; Mr. Geissinger-$11,312 and $2,334; Mr. Graf-$10,626 and $849;
     Mr. Martin-$15,300 and $1,891; Mr. Newton-$21,635 and $7,545; and Mr.
     Scott-$11,077 and $2,929. The following amounts were included for split dollar life insurance: Mr. Devlin-$323,401; Mr. Geissinger- $43,574; Mr. Graf-$39,913; Mr. Martin-$49,998; Mr. Newton-$150,002;
     and Mr. Scott-$65,768. Cumulative premiums paid by the company for split dollar life insurance are recovered by the company from the cash value of the life insurance policy at the later of retirement or 16 years. The amounts included for split dollar life insurance in the ta-ble represent the present value of the interest projected to accrue on the current year's insurance premium.
  /7/Not employed by American General in 1997.


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                             2000 PROXY STATEMENT                            15

-------------------------------------------------------------------------------

STOCK OPTIONS GRANTED, OPTION EXERCISES AND YEAR END VALUE

 The following table includes information on grants of stock options during fiscal year 1999 to the Named Executive Officers. No stock appreciation rights were granted during fiscal year 1999.

                         STOCK OPTIONS GRANTED IN 1999

                                 Individual Stock Option Grants
                          ---------------------------------------------
                                      % of Total                        Grant Date
                           Options  Options Granted Exercise              Present
                           Granted   to Employees    Price   Expiration    Value
           Name            (#)/1/       in 1999      ($/Sh)     Date      ($)/2/
-----------------------------------------------------------------------------------
        Robert M. Devlin  1,350,000        26%      $68.0625  01-20-09  $22,639,500
        Frederick W.
         Geissinger          50,000         1        68.0625  01-20-09      838,500
        John A. Graf         50,000         1        68.0625  01-20-09      838,500
        Rodney O. Martin
         Jr.                100,000         2        68.0625  01-20-09    1,677,000
        Jon P. Newton       600,000        12        68.0625  01-20-09   10,062,000
        Richard W. Scott     50,000         1        68.0625  01-20-09      838,500
-----------------------------------------------------------------------------------

 /1/Options. These consist of non-qualified options and incentive stock options to acquire Common Stock, which generally become exercisable in three equal annual installments beginning on the first anniversary of the grant. The non-qualified options include the right to receive reload options in the event the optionee exercises an option with already-owned shares of Common Stock. In the event of a Change in Control, the stock option agreements provide for acceleration of vesting. See "Change in Control Arrangements and Employment Agreements" below for the definition of "Change in Control."
 /2/Grant Date Present Value. These estimates of value are disclosed for illustration only and should not be interpreted as projections of the future price of Common Stock. These estimates were developed using a Black-Scholes option pricing model incorporating the following assumptions: expected volatility of 24.4%, risk free interest rate of 4.82%, expected life of 6 years, and dividend yield of 2.5%.


 The following table contains information concerning the options exercised by the Named Executive Officers during fiscal year 1999 and the unexercised op-tions held by the Named Executive Officers as of December 31, 1999.

 AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AT DECEMBER 31, 1999/1/

                                                             Number of Securities      Value of Unexercised
                                                            Underlying Unexercised     In-the-Money Options
                                                            Options at 12/31/99 (#)      at 12/31/99($)/2/
                           Shares Acquired in    Value     ------------------------- -------------------------
           Name               Exercise (#)    Realized ($) Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------------
  Robert M. Devlin                 -0-          $     0      377,001     1,550,000   $13,125,408  $14,621,875
  Frederick W. Geissinger        2,000           74,250       65,166        73,334     2,409,192      879,183
  John A. Graf                     -0-                0      100,350        66,667     4,809,212      664,589
  Rodney O. Martin Jr.             -0-                0       43,833       126,667     1,433,843    1,324,594
  Jon P. Newton                    -0-                0      138,933       686,667     4,693,861    6,427,089
  Richard W. Scott               5,058          219,165      108,825        66,667     5,271,631      664,589
--------------------------------------------------------------------------------------------------------------

 /1/Options. The options reported in the table include both incentive stock options and non-qualified options. All outstanding options are subject to acceleration of vesting in the event of a Change in Control.
 /2/Value. "Value" is the difference between the fair market value of the underlying shares of Common Stock and the exercise price.


-------------------------------------------------------------------------------

16                             AMERICAN GENERAL

-------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1999

 The following table describes certain performance-based restricted stock awards granted during the fiscal year ended December 31, 1999, to the Named Executive Officers.

                LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1999

                                         Performance
                                          or Other
                                           Period          Estimated Future Payouts
                                            Until                in Units/2/
                             Number of   Maturation  ------------------------------------
  Name                     Shares (#)/1/  or Payout  Threshold (#) Target (#) Maximum (#)
-----------------------------------------------------------------------------------------
  Robert M. Devlin            35,000      1999-2001     17,500       35,000     70,000
  Frederick W. Geissinger      5,000      1999-2001      2,500        5,000     10,000
  John A. Graf                 5,000      1999-2001      2,500        5,000     10,000
  Rodney O. Martin Jr.        10,000      1999-2001      5,000       10,000     20,000
  Jon P. Newton               17,000      1999-2001      8,500       17,000     34,000
  Richard W. Scott             5,000      1999-2001      2,500        5,000     10,000
-----------------------------------------------------------------------------------------

 /1/Restricted Stock. Dividends are paid to holders with respect to these shares of restricted stock at the same rate as is paid on all other shares of Common Stock. The awards are subject to forfeiture if certain performance criteria are not met for a three-year performance period. In the event of a Change in Control, the awards would vest at maximum performance level. See "Change in Control Arrangements and Employment Agreements" below for the definition of "Change in Control."
 /2/Future Payouts. The performance criterion is cumulative operating earnings per share for the three-year performance period. Operating earnings means the consolidated operating earnings of American General, excluding net realized investment gains, non-recurring items, and cumulative effect of accounting changes under generally accepted accounting principles. At the discretion of the Personnel Committee, and subject to the terms and conditions of the award relating to termination of employment and Change in Control, if cumulative operating earnings per share are below a threshold performance level of $13.67, the vesting percentage will be 0% of the original grant; if cumulative operating earnings per share are between $13.67 and a target performance level of $14.34, the award will vest pro rata from 50% to 100% of the original grant; and if cumulative operating earnings per share are between $14.34 and a maximum performance level of $15.45, the award will vest pro rata from 100% to 200% of the original grant.


-------------------------------------------------------------------------------

                             2000 PROXY STATEMENT                            17

-------------------------------------------------------------------------------

PENSION PLANS

 Pension Plan Table "A" shows the estimated annual retirement benefits payable to Messrs. Devlin and Newton pursuant to their respective Supplemental Execu-tive Retirement Agreements ("SERAs") with American General, which comprise a non-qualified, unfunded, defined benefit pension plan.


                            PENSION PLAN TABLE "A"

                                         Years of Service
                      ------------------------------------------------------
       Remuneration     10 Yr.     15 Yr.     20 Yr.     25 Yr.     28 Yr.
----------------------------------------------------------------------------
       $1,000,000     $  240,000 $  360,000 $  480,000 $  600,000 $  672,000
        1,500,000        360,000    540,000    720,000    900,000  1,008,000
        2,000,000        480,000    720,000    960,000  1,200,000  1,344,000
        2,500,000        600,000    900,000  1,200,000  1,500,000  1,680,000
        3,000,000        720,000  1,080,000  1,440,000  1,800,000  2,016,000
        4,000,000        960,000  1,440,000  1,920,000  2,400,000  2,688,000
        5,000,000      1,200,000  1,800,000  2,400,000  3,000,000  3,360,000
        6,000,000      1,440,000  2,160,000  2,880,000  3,600,000  4,032,000
----------------------------------------------------------------------------

 The SERA benefits shown in Pension Plan Table "A" are subject to offset (i) for the respective Named Executive Officer's benefits under the American General Retirement Plan, a qualified non-contributory defined benefit pension plan, and generally under American General's Restoration of Retirement Income Plan, a non-qualified, unfunded, defined benefit pension plan, and (ii) for one-half of his annual benefit under the Social Security Act relating to Old-Age and Disability benefits. Compensation for the purposes of the SERAs includes annual salary and bonus amounts reported in the Summary Compensation Table. The estimated credited years of service under the SERAs for Messrs. Devlin and Newton are 22 and 14, respectively. The maximum number of years of service that can be credited under the SERAs is 28. The SERA benefit is computed on the basis of a straight-life annuity with a 10-year term certain.


 Pension Plan Table "B" shows the estimated annual retirement benefits payable to Messrs. Geissinger, Graf, Martin, and Scott pursuant to American General's Supplemental Executive Retirement Plan ("SERP"), which comprises a non-quali-fied, unfunded, defined benefit pension plan.


                            PENSION PLAN TABLE "B"

                                      Years of Service
       Remuneration    10 Yr.   15 Yr.   20 Yr.    25 Yr.     30 Yr.
----------------------------------------------------------------------
       $  750,000     $150,000 $225,000 $300,000 $  375,000 $  450,000
        1,000,000      200,000  300,000  400,000    500,000    600,000
        1,500,000      300,000  450,000  600,000    750,000    900,000
        2,000,000      400,000  600,000  800,000  1,000,000  1,200,000
----------------------------------------------------------------------

 The SERP benefits shown in Pension Plan Table "B" are subject to offset (i) for the respective Named Executive Officer's benefits under the American General Retirement Plan, a qualified non-contributory defined benefit pension plan, and American General's Restoration of Retirement Income Plan, a non-qualified, unfunded, defined benefit pension plan and (ii) for one-half of his annual benefit under the Social Security Act relating to Old-Age and Disability benefits. Compensation for the purposes of the SERPs includes annual salary and bonus amounts reported in the Summary Compensation Table. The estimated credited years of service under the SERP for Messrs. Geissinger, Graf, Martin, and Scott are 6, 2, 4, and 2, respectively. The maximum number of years of service that can be credited under the SERP is
 30. The SERP benefit is computed on the basis of a straight-life annuity with a 10-year term certain.


-------------------------------------------------------------------------------

18                             AMERICAN GENERAL

-------------------------------------------------------------------------------

CHANGE IN CONTROL ARRANGEMENTS AND EMPLOYMENT AGREEMENTS


 Change in Control. The phrase "Change in Control" for all purposes used in this proxy statement is generally defined as (i) the acquisition of 30% or more of the voting securities of American General by a non-affiliate with cer-tain exceptions; (ii) the merger or consolidation of American General or its direct or indirect subsidiary with certain exceptions; (iii) the sale of sub-stantially all of the assets of American General with certain exceptions; (iv) the adoption of a plan of liquidation of American General by its shareholders; or (v) a change in the majority composition of American General's board of di-rectors.

 Change in Control Severance Agreements. American General has agreements pro-viding for the payment of severance benefits to Messrs. Geissinger, Graf, Mar-tin, and Scott and certain other officers of American General and its subsidi-aries in the event of certain qualifying terminations of employment related to a Change in Control. The agreements automatically renew, unless notice of in-tent to terminate is given. Change-in-Control-related terminations that will qualify for severance payments include a termination by American General with-out "Cause" (as defined in the severance agreement) and a termination by the officer with "Good Reason" (as defined in the severance agreement). Good Rea-son includes certain changes in duties, responsibilities, salary and bonus amounts, or benefits.

 The severance payments provided in these agreements equal approximately three times the sum of the respective officer's annual base salary and average an-nual bonus. The agreements of Messrs. Geissinger, Graf, Martin and Scott and certain other officers of American General and its subsidiaries provide an ad-ditional payment to make the officer whole with respect to the imposition of any excise tax under Section 4999 of the Internal Revenue Code (including in-come and employment taxes imposed with respect to such additional payment). The agreements also provide for certain other benefits.

 Supplemental Executive Retirement Plan and Agreements. Under the Supplemental Executive Retirement Agreements with Messrs. Devlin and Newton and the Supple-mental Executive Retirement Plan in which Messrs. Geissinger, Graf, Martin and Scott participate, the retirement benefit of each Named Executive Officer will vest upon a Change in Control. In the event of certain qualifying Change-in-Control-related terminations of employment, each Named Executive Officer will be given up to 36 additional months of age and service credit in the determi-nation of this supplemental retirement benefit.

 Company Stock-Based Awards. All of the awards outstanding or to be granted under American General's stock and incentive plans are subject to the auto-matic acceleration of vesting upon a Change in Control. See the applicable footnotes to the preceding executive compensation tables for a description of how a Change in Control would affect each type of award under such plans.

 Deferred Compensation Plan. All of the Named Executive Officers and certain other officers are permitted to defer a portion of their compensation in a de-ferred compensation plan. Its investment options include phantom units of Com-mon Stock. If this option is chosen by an officer, the officer will be cred-ited with an additional award equal to 20% of the deferred amount. The award generally vests in three years. Vesting will accelerate upon the normal re-tirement, disability, or death of the officer or a Change in Control.

 Employment Agreements. Set forth below is a summary of employment agreements that have been entered into with certain of the Named Executive Officers.

 Devlin and Newton. Messrs. Devlin and Newton have three-year Employment Agreements, which are automatically extended unless notice of intent to termi-nate is given. Under each Employment Agreement, the executive is entitled to receive an annual base salary not less than that in effect on

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                             2000 PROXY STATEMENT                            19
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May 1, 1998, an annual bonus opportunity, and certain other specified bene-
fits. Under each agreement, the executive undertakes certain non-competition obligations to American General.

 If an executive's employment is terminated by the company without Cause (as defined in his agreement), by the executive for Good Reason (as defined in his agreement), or by the executive for any reason during the year immediately following a Change in Control, the executive will be entitled to his salary through the date of termination, a pro rata portion of the bonus that would be payable for the year of termination, and cash severance payment or payments equal to three times the executive's salary and average bonus as well as cer-tain other benefits. American General will also provide for the payment of all remaining premiums on the executive's "split-dollar" life insurance policy and will transfer all rights to the policy to the executive. All the executive's outstanding equity-based awards will become fully vested and any applicable performance goals will be deemed met at target level.

 Upon termination of each executive's employment, other than a termination by the company for Cause or by the executive without Good Reason, the executive (and the executive's spouse) will be entitled to lifetime medical and dental insurance benefits. In addition, if termination other than for Cause follows the attainment by the executive of age 62 (or age 60 in the case of Mr. Devlin), the executive will become fully vested in his outstanding time-vesting equity-based awards and may also become vested in a pro rata portion of all equity-based performance awards (depending upon the company's level of performance to his date of termination).

 Graf and Scott. Messrs. Graf and Scott have three-year Employment Agreements, which expire on February 27, 2001. Under each agreement, the executive is en-titled to receive an annual base salary of at least $300,000, an annual bonus opportunity, and certain other specified benefits. Under each agreement, the executive undertakes certain non-competition obligations to American General.

 If an executive's employment is terminated other than for Cause (as defined in his agreement for termination by the company), or by the executive for Cause (as defined in his agreement for termination by the executive), the ex-ecutive will be entitled to receive his then-current base salary as if employ-ment had continued for the full term of the Employment Agreement. If the exec-utive complies with certain non-competition obligations after such termina-tion, if such termination occurs before the bonus for calendar year 2000 has been awarded, the bonus for calendar year 2000 will be equal to the average of the bonuses paid to the executive for the calendar years 1997, 1998, and 1999. In addition, in the event the executive terminates his employment for Cause, he will be entitled to bonuses or other incentive compensation, if any, awarded but not yet paid as of the date of such termination.

 Upon the occurrence of a Change in Control, the employment relationship under each of the Employment Agreements will convert to an at-will relationship, the executive will be released from his post-employment non-competition obliga-tions, and the provisions of his Change in Control Severance Agreement will be applicable. The agreements also provide for a payment to be made to the execu-tive, if necessary, to eliminate the affects of the imposition of the excise tax under Section 4999 of the Code on any payments made to such executives un-der the Employment Agreements.

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20                             AMERICAN GENERAL

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                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

 In 1999, Mr. Attwell was Of Counsel to the law firm of Vinson & Elkins L.L.P., which provided legal services to American General and its subsidiaries during 1999.

 In 1999, Ms. Tatlock served as an executive officer and director of Fiduciary Trust Company International. In 1999, Fiduciary Trust Company International served as an investment manager of more than $170 million of securities (val-ued as of December 31, 1999) held in the American General Retirement Plan.

 Various executive officers and directors of American General may from time to time purchase insurance or annuity products marketed by American General companies in the ordinary course of business.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

 Section 16 of the Securities Exchange Act of 1934 requires certain persons to report their holdings and transactions in American General's equity securities to the Securities and Exchange Commission on a timely basis. The following holders of the company's 7% Convertible Preferred Stock, which was redeemed on March 1, 2000, have filed late reports: Each of The Lucy B. Gooding 1995 Liv-ing Trust and its trustees (Bonnie H. Smith, Robert A. Mills, and Lucy B. Gooding) filed one late report on Form 4 covering one transaction by the trust; and Ms. Smith filed one other late report on Form 4 covering one trans-action.

                             INDEPENDENT AUDITORS
                            (Item 2 on Proxy Card)

 The board of directors, adopting the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as American General's independent auditors to audit the accounts of the company for 2000 and recommends ratifi-cation of the appointment by the shareholders at the Annual Meeting. One or more representatives of Ernst & Young LLP are expected to be present at the meeting where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Ernst & Young LLP served as American General's independent auditors for 1999.

 If the appointment of Ernst & Young LLP is not ratified by a majority of the votes entitled to be cast by the holders of Common Stock represented at the meeting, or if, prior to the meeting, Ernst & Young LLP declines to act or otherwise becomes incapable of acting, or its engagement is otherwise discon-tinued by the board of directors at any time, then, in any such case, the board of directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the annual meeting following such appointment.

 Shareholder Vote. Ratification of the appointment of Ernst & Young LLP as in-dependent auditors for 2000 will require the affirmative vote of a majority of the shares represented at the meeting.

 The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

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                             2000 PROXY STATEMENT                            21

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                                OTHER BUSINESS

 2000 Annual Meeting. At the date of this proxy statement, the management of American General knows of no other matter to be presented for action at the meeting. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy card will vote on such matters in accordance with their best judgment.

 Shareholder Proposals and Nominations. Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Shareholder proposals must conform to the standards set out by the Securities and Exchange Commission and must be received at American General's principal offices on or before November 21, 2000, in order to be included in the proxy materials for presentation at American General's annual meeting of shareholders in 2001.

 American General's bylaws provide generally that nominations of persons for election to the board of directors and shareholder proposals for an annual meeting may be made by a shareholder only if the shareholder is a shareholder of record and such shareholder gives timely written notice of such shareholder's intent to make such nominations or shareholder proposals to the corporate secretary. In the case of American General's annual meeting of shareholders in 2001, to be timely, notice of director nominations or shareholder proposals must be given to the corporate secretary between November 28, 2000, and December 28, 2000. In the event that such annual meeting is called for a date that is not within 30 days before or after April 27, 2001, notice by the shareholder in order to be timely must be given not later than the close of business on the earlier of the tenth day following (i) the day on which notice of the date of such annual meeting is mailed or (ii) public disclosure of the date of such annual meeting is made. The notice must contain certain specified information with respect to the shareholder making the proposal, and the director nominees or the shareholder proposal.

 A copy of the requirements described above will be provided to any shareholder upon written request to the corporate secretary.



By order of the board of directors,

/s/ Mark S. Berg
Mark S. Berg
Executive Vice President, General Counsel and
Corporate Secretary


March 21, 2000
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22                             AMERICAN GENERAL

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                                                                     APPENDIX A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                        OF AMERICAN GENERAL CORPORATION

MEMBERSHIP

  The board of directors, acting by resolution adopted by a majority of the full board of directors, may elect from among its members an audit committee of not fewer than three (3) nor more than ten (10) members, none of whom shall be an officer of the company or any of its subsidiaries, or have any relation-ship to the company or any of its subsidiaries that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member. The chairman of the committee shall be elected by a ma-jority of the full board of directors at the time the committee is elected or at such time as it becomes necessary to elect a new chairman because of the chairman's death, resignation or removal. Each member of the committee shall be financially literate, or shall undertake to become financially literate within a reasonable period of time after being elected to the committee, and at least one member shall have accounting or related financial management ex-pertise, as these qualifications are determined in the opinion of the board of directors.

PROCESS

  The audit committee shall meet at such times and places as may be fixed by the committee, or on the call of its chairman, at such times and places as may be designated in the call of such meetings. The committee shall also meet promptly upon the request of the company's principal outside auditors. The committee shall maintain a record of its proceedings and shall report to the board of directors a summary of its activities not less frequently than twice each fiscal year, along with such recommendations as the committee deems ap-propriate.

RESPONSIBILITIES

  The audit committee shall have the following powers and duties:

    (a) subject to confirmation by the board of directors, to select, evaluate and, where appropriate, replace the principal outside auditors (or to nominate the principal outside auditors to be proposed for shareholder approval in any proxy statement);

    (b) to discuss with the principal outside auditors that the outside auditors are ultimately accountable to the board of directors and the audit committee;

    (c) to review at regular intervals audit arrangements for the company and its subsidiaries and the reports to be rendered;

    (d) to review in advance the plan and scope of the audit of the company and its subsidiaries to be performed by the principal outside auditors and the related estimate of fees, and to recommend such audit plan, scope, and fee estimate for board approval;

    (e) to review non-audit services and fees of the company's principal outside auditors, giving appropriate consideration to the possible effect on the auditors' independence of each non-audit service provided;

    (f) to ensure that the principal outside auditors submit to the committee at least annually a formal written statement delineating all relationships between the principal outside auditors and the company, and to review with the principal outside auditors any disclosed relationships or services that

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                             2000 PROXY STATEMENT                           A-1

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  may impact the objectivity and independence of the outside auditors for the purpose of recommending, as necessary, that the board of directors take appropriate action to satisfy itself of the outside auditors' independence;

    (g) to review periodically with the company's principal outside auditors the accounting principles and policies of the company, including any matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended or supplemented;

    (h) to review periodically with the company's principal outside auditors such matters relating to the internal auditing systems and procedures and the internal accounting controls of the company and its subsidiaries as the committee or the board of directors may determine to be necessary or desirable;

    (i) to review periodically the coordination between the company's principal outside auditors and the company's internal audit staff, and to review with the company's principal outside auditors, upon completion of their audit, their findings and recommendations and the responses of the company's management to such findings and recommendations;

    (j) to review and discuss with management the company's audited financial statements;

    (k) to recommend to the board of directors that the audited financial statements presented to the audit committee be included in the company's annual report on Form 10-K;

    (l) to periodically review the company's corporate responsibility program and receive information and assurances from management as to its effectiveness;

    (m) to conduct from time to time, or cause to be conducted, such investigations or inquiries relating to the committee's responsibilities, including accounting or audit matters, as the facts presented to the committee warrant and as the committee may deem necessary or appropriate in the interest of the company and its shareholders;

    (n) to confer with and direct the officers of the company to the extent necessary to exercise the committee's powers and to carry out its duties;

    (o) to meet with representatives of any outside auditors of the company and/or its internal audit staff in the absence of management, whenever the committee deems such to be appropriate; and

    (p) to perform such additional duties as may be assigned to the committee by the board of directors.

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A-2                            AMERICAN GENERAL

                            [American General Logo]
                          American General Corporation
                               2929 Allen Parkway
                           Houston, Texas 77019-2155
                            www.americangeneral.com

                         American General Corporation

P              Annual Meeting of Shareholders on April 27, 2000

R   The undersigned hereby appoints ROBERT M. DEVLIN, J. EVANS ATTWELL, and
    W. LIPSCOMB DAVIS JR., and each of them, as proxies with full power of
O substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General
X Corporation common stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday,
Y   April 27, 2000, and at any postponement or adjournment thereof.

    Election of the following Director Nominees is recommended by the Board of
    Directors:

    J. Evans Attwell, Brady F. Carruth, W. Lipscomb Davis Jr., Robert M. Devlin,
    J. Edward Easler II, Larry D. Horner, Richard J.V. Johnson, Michael E. Murphy, Michael J. Poulos, Robert E. Smittcamp, and Anne M. Tatlock.

    If you are a participant in any of the American General Thrift Plans referenced in the Proxy Statement, this card also constitutes instructions to the trustee of such plans to vote the shares allocated to your accounts in the manner described in the Proxy Statement.

    You are encouraged to specify your choices by marking the appropriate boxes (see reverse side). You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote your shares unless you sign and return this card. This proxy is solicited on behalf of the Board of Directors of American General Corporation.

                                                                     SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .



                        Annual Meeting of Shareholders

                           Thursday, April 27, 2000

                                  9 a.m. CDT

                                St. Regis Hotel
                             1919 Briar Oaks Lane
                                Houston, Texas

        Please mark your                                                                                                     3147
[X]     vote as in this
        example.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" election of all Director Nominees in Item 1 and "FOR" Item 2. (However, if no direction is made to Thrift Plan shares, see the Proxy Statement.)

------------------------------------------------------------------------------------------------------------------------------------
    The Board of Directors recommends a vote "FOR" Item 1.             The Board of Directors recommends a vote "FOR" Item 2.
------------------------------------------------------------------------------------------------------------------------------------
                                FOR    WITHHELD                                                            FOR     AGAINST   ABSTAIN
                                [_]      [_]                                                               [_]       [_]       [_]
1.  Election of Directors.                                   2.  Ratification of Appointment of Independent
    (see reverse)                                                Auditors.


For, except vote withheld from the following nominee(s):

--------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                             In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

                                                             NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

                                                             ----------------------------------------------------------------------


                                                             ----------------------------------------------------------------------
                                                               SIGNATURE(S)                                             DATE
------------------------------------------------------------------------------------------------------------------------------------
                                                     . FOLD AND DETACH HERE .


                                        YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.